SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment (the "Second Amendment") to that certain Employment Agreement dated effective as of June 1, 2007 by and between HCC Insurance Holdings, Inc (the "Company" or "HCC") and MICHAEL J. SCHELL ("Executive") (the "Agreement") is effective as of December 1, 2010. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

In consideration of the covenants and agreements of the parties set forth below and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Section 1 of the Agreement is deleted in its entirety and replaced with the following:

1. Term. The Company hereby agrees to employ Executive as its Executive Vice President and Chief Property and Casualty Insurance Officer, and as President, Chief Executive Officer and Director of HC, and Executive hereby agrees to accept such employment, on the terms and conditions set forth herein, for the period (the "Term") commencing on the Effective Date and expiring at the earlier to occur of (a) 11:59 p.m. on December 31, 2014 (the "Expiration Date") and (b) the Termination Date (as hereinafter defined).

2. Section 3(a) of the Agreement is deleted in its entirety and replaced with the following:

(a) Base Salary. During the Term Executive shall receive a base salary (the "Base Salary") paid by the Company at the annual rate of $750,000, payable not less frequently than in substantially equal monthly installments (or such other, more frequent times as executives of HCC normally are paid).

3. Section 18(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

(a) Overall Compliance. This Agreement is intended to be written, administered, interpreted and construed in a manner such that no payment hereunder becomes subject to gross income inclusion under Code section 409A or additional penalty taxes under Code section 409A. To the extent that any terms of this Agreement are ambiguous, such terms shall be interpreted as necessary so that amounts payable under this Agreement are not includible in income under Code section 409A(a)(1).

4. All other provisions of the Agreement remain in full force and effect and are not altered by this Second Amendment.

IN WITNESS WHEREOF, the parties have executed this Second Amendment to be effective as of December 1, 2011.

COMPANY:

HCC INSURANCE HOLDINGS, INC.

/s/ John N. Molbeck, Jr.

John N. Molbeck, Jr.

President and Chief Executive Officer

Date: 12/06/2010

EXECUTIVE:

/s/ Michael J. Shell

Michael J. Schell

Date: 12/03/2010